EXHIBIT 99(A)

                                     PROXY
                           THE COSMETIC CENTER, INC.
          Special Meeting of Stockholders to be held February   , 1997

The undersigned, a Class B stockholder of The Cosmetic Center, Inc., a Delaware corporation (the "Company"), hereby appoints Mark S. Weinstein and Bruce E. Strohl or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote and act for the undersigned at the Company's Special Meeting of Stockholders in lieu of the Annual Meeting to be held at
                                     on          , February   , 1997 at
     a.m., and at any postponement or adjournment thereof, in respect of all shares of the Class B common stock registered in the name of the undersigned as fully as the undersigned could vote and act if personally present, on the following matters:


1. To (a) adopt the Agreement and Plan of Merger dated November 27, 1996 by and among the Company, Prestige Fragrance & Cosmetics, Inc. and Revlon Consumer Products Corporation, (b) approve the amendment to the Company's certificate of incorporation regarding the authorization of Class C common stock and (c) appoint nine nominees to the board of directors.

               FOR __             AGAINST __          ABSTAIN __

2.       To elect two Class II directors.

         Nominees: Mark S. Weinstein and Donald R. Rogers. (Instructions: To withhold authority to vote for any individual nominee, strike out that nominee's name.)

                 FOR   __ (except as                    WITHHELD   __
                           Indicated above)


3. To approve the amendment to the Company's certificate of incorporation to repeal the classification of the board of directors.

             FOR __              AGAINST __              ABSTAIN __

4.       To approve the Company's 1997 Stock Option Plan.

            FOR __                AGAINST __              ABSTAIN __

5. In their discretion, on any other matter which may properly come before the meeting or any postponement or adjournment thereof.


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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy, when properly executed, will be voted as directed herein by the undersigned. However, if no direction is given, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please date this proxy and sign your name exactly as your name appears herein. If the shares are held jointly, all owners must sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title.

                                   Dated ________________, 1997



                                   ----------------------------
                                   Signature of Stockholder


                                   ----------------------------
                                   Signature of Stockholder

                                   PLEASE COMPLETE, SIGN, DATE AND
                                   PROMPTLY RETURN THIS PROXY IN THE
                                   ENCLOSED ENVELOPE WHICH REQUIRES
                                   NO POSTAGE IF MAILED IN THE UNITED
                                   STATES.